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                                                                   EXHIBIT 10.14

                     PREFERRED SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below (this "Agreement"), is entered into by and between MARKLAND TECHNOLOGIES, a Florida corporation, with headquarters located at #207
- 54 Danbury Road, Ridgefield, CT 06877 (the "Company"), and the James LLC (the "Investor").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Investor are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, INTER ALIA, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, the Investor wishes to purchase, upon the terms and subject to the conditions of this Agreement, 170 shares of Series C 5% Convertible Preferred Stock, par value $ .0001 per share and having a stated value of $1,000 per share, of the Company (the "Preferred Stock") which will be convertible into shares of common stock, $.0001 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Preferred Stock and subject to acceptance of this Agreement by the Company;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  a. PURCHASE; CERTAIN DEFINITIONS.

                  (i) The undersigned hereby agrees to purchase at the Purchase Price from the Company Convertible Preferred Stock in the amount set forth on the Investor's signature page of this Agreement, and having the terms and conditions set forth in the Certificate of Designation of the Series C Convertible Preferred Stock of the Company attached hereto as ANNEX I (the "Certificate of Designation").

                  (ii) The aggregate purchase price to be paid by the Investor shall be equal to the amount set forth on the Investor's signature page of this Agreement, and shall be payable in United States Dollars.

                  b. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:





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                  (i) "Closing Date" means the date of the closing of the
purchase and sale of the Initial Preferred Stock, as provided herein.

                  (ii) "Converted Shares" means the shares of Common Stock issuable upon conversion of the Preferred Stock and pursuant to its terms as they relate to the shares of Common Stock issuable upon conversion of the Preferred Stock.

                  (iii) "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below).

                  (iv) "Last Audited Date" means September 30, 2002.

                  (v) "Principal Market" means the NASDAQ Bulletin Board or such other market or exchange on which the Common Stock is then traded.

                  (vi) "Purchase Price" means the purchase price for the Preferred Stock

                  (vii) "Securities" means the Preferred Stock, and the Converted Shares.

                  (viii) "Shares" means the shares of Common Stock representing any or all of the Converted Shares.

                  (ix) "Transaction Documents" means this Agreement and the Certificate of Designation.

                  c. FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

                  (i) The Investor shall pay the Purchase Price for the relevant Preferred Stock by delivering immediately available good funds in United States Dollars to Company on the relevant Closing Date.

                  (ii) No later than two days after the relevant Closing Date, but in any event promptly following payment by the Investor of the relevant Purchase Price, the Company shall deliver one or more certificates representing the Preferred Stock and, if relevant to the transactions to be consummated on that Closing Date, each duly executed on behalf of the Company and issued in the name of the Investor (collectively, the "Certificates") to the Escrow Agent.

                  (iii) By signing this Agreement, each of the Investor and the Company agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

                  d. METHOD OF PAYMENT. Payment of the Purchase Price shall be made by wire transfer of funds to:

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                       WITHHELD

Not later than 5:00 p.m., New York time, on the date the Company shall have accepted this Agreement, the Investor shall deposit with Company the Purchase Price for the Preferred Stock in immediately available funds. Time is of the essence with respect to such payment, and failure by the Investor to make such payment, shall allow the Company to cancel this Agreement.

                  2. INVESTOR REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  The Investor represents and warrants to, and covenants and agrees with, the Company as follows:

                  a. Without limiting Investor's right to sell the Shares pursuant to the Registration Statement, the Investor is purchasing the Preferred Stock and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                  b. The Investor is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act,
(ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

                  c. All subsequent offers and sales of the Preferred Stock and the Shares by the Investor shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

                  d. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

                  e. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Investor has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended June 30, 2002, (2) other reports filed pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended since the date of the filing of the most recent Form 10-K (collectively, the "Company's SEC Documents").

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                  f. The Investor understands that its investment in the
Securities involves a high degree of risk.

                  g. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                  h. This Agreement and the other Transaction Documents to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and are valid and binding agreements of the Investor enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  i. The Investor is an entity duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Investor will fully observe the laws of such Investor's jurisdiction in connection with the offer and sale of the Securities to the Investor, the ownership of the Securities by the Investor, and the entering into and performance of the Transaction Documents. The offer and sale of the Securities, the ownership of the Securities by the Investor, and the entering into and performance of the Transaction Documents will not violate any applicable securities or other laws of the Investor's jurisdiction.

                  3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Investor as of the date hereof that, except as otherwise provided in the SEC Documents, or as otherwise publicly disclosed by the Company in accordance with Regulation FD:

                  a. CONCERNING THE PREFERRED STOCK AND THE SHARES. The Preferred Stock has been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of acquiring the Preferred Stock hereunder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock or the Shares.

                  b. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition or results of operation of the Company and its subsidiaries taken as a whole. The Company has registered its Common Stock pursuant to Section12 of the 1934 Act and is obligated to file reports pursuant to Section 13 of the 1934 Act. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

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                  c. AUTHORIZED SHARES. The authorized capital stock of the
Company consists of (i) 500,000,000 shares of Common Stock, $.0001 par value per share, of which approximately 300,000,000 shares have been issued and are outstanding as of the date hereof and (ii) 1,000,000 of Preferred Stock, of which 8,000 shares have been designated as Series C Preferred Stock, and 5,250 shares have been issued and are outstanding as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Following the Company's announced reversed split of the stock, the Company will have sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares when issued upon conversion of the Preferred Stock and pursuant to the foregoing assumptions, the Shares will have been duly authorized and will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

                  d. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the transaction contemplated thereby, has been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the other Transaction Documents, when executed and delivered by the Company, will be, a valid and binding agreement of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  e. NON-CONTRAVENTION. The execution and delivery of this Agreement by the Company, the issuance of the Securities pursuant to the assumptions set forth in Section 3(c), and the consummation by the Company of the other transactions contemplated by the Transaction Documents, and the terms of the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated herein.

                  f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Investor as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

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                  g. SEC FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact with the exception of the number of authorized shares on the Company's latest 10-k filing, or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation with respect to any and all disclosure pertaining to the Investor, its transactions and relationship with the Company, or its beneficial ownership of securities of the Company. The Company has since June 30, 2001 timely filed all requisite forms, reports and exhibits thereto with the SEC.

                  h. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Investor that (i) would reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole ,
(ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the Transaction Documents, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Investor in the Transaction Documents.

                  i. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, operations, condition (financial or otherwise), or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Documents or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents.

                  j. NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. With the exception of the proposed reversed split, there are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company (other than the transactions contemplated by the Transaction Documents) which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

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                  k. NO DEFAULT. The Company is not in default in the
performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

                  l. NO INTEGRATED OFFERING. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since December 10, 2002, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                  m. DILUTION. The number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every Notice of Conversion (as defined in the Certificate of Designation) relating to the conversion of the Preferred Stock unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so or unless the Company does not have sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares.

                  n. BROKERS, FINDERS. The Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Investor relating to this Agreement or the transactions contemplated hereby. Investor shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 3(q) that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Investor, its employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

                  r. AMENDMENTS, MODIFICATION OR WAIVERS. The Company shall pay all reasonable fees and expenses incurred by the Investor in connection with any amendments, modifications or waivers of this Agreement, or the Registration Rights Agreement, or incurred in connection with the enforcement of this Agreement, the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto

                  s. TRADING IN SECURITIES. The Company specifically acknowledges that, except to the extent specifically provided herein or in any of the other Transaction Documents (but limited in each instance to the extent so specified), the Investor retains the right (but is not otherwise obligated) to buy, sell, engage in hedging transactions or otherwise trade in the securities of the Company, including, but not necessarily limited to, the Securities, at any time before, contemporaneous with or after the execution of this Agreement or from time to time and in any manner whatsoever permitted by applicable federal and state securities laws.

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                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. TRANSFER RESTRICTIONS. The Investor acknowledges that (1) the shares of Preferred Stock have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) any proposed transferee agrees, in writing to be bound by the terms of the Certificate of Designation and the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  b. RESTRICTIVE LEGEND. The Investor acknowledges and agrees that the Preferred Stock, and, until such time as the Converted Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

                  THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  c. [INTENTIONALLY OMITTED]

                  d. FILINGS. (i) The Company undertakes and agrees to promptly and timely make all necessary filings and other applications in connection with the sale of the Securities to the Investor under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Investor promptly after such filing.

                  e. REPORTING STATUS. So long as the Investor beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to obtain and to continue the listing and trading of its Common Stock

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(including, without limitation, all Converted Shares) on the principal exchange where it's common stock is traded, and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or the NASDAQ.

                  f. AVAILABLE SHARES. The Company shall, subsequent to obtaining the Authorizations and the filing of all necessary amendments to the Articles of Incorporation in connection therewith, have at all times thereafter authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the aggregate of one hundred and fifty percent (150%) of the number of shares of Common Stock as may be required, from time to time to satisfy the conversion rights of the Investor pursuant to the terms and conditions of the Certificate of Designation.

                  h. LISTING OF COMMON STOCK. . The Company shall use its commercially reasonable efforts to cause the Converted Shares to be listed on the Principal Market and to maintain the listing and trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other trading market, include in such application the Converted Shares, if any, and shall take such other action as is necessary or desirable in the reasonable opinion of Investor to cause the Common Stock to be listed on such other trading market as promptly as possible.

                  i. REIMBURSEMENT. If (i) the Investor, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Investor is impleaded in any such action, proceeding or investigation by any person, or (ii) the Investor, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal or state securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse the Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Investor is a named party, the Company will pay to the Investor reasonable out-of-pocket costs with respect to assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this SECTION 4(I) shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investor and any such affiliate and any such person.

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                  k. RELEASE. Effective upon the execution hereof, the Company, for itself and on behalf of all affiliated persons and entities, representatives, and all predecessors in interest, successors and assigns (collectively, the "Releasing Parties"), that except for the matters related to the issuance and terms of the Convertible Preferred Stock, hereby releases and forever discharges each of Investor, and Investor's direct and indirect partners, officers, directors, employees, affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and nominees of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, arising prior to the date of execution of this Agreement, that the Company may have had, may now have or may hereafter acquire with respect to any matters whatsoever under, relating to or arising from any prior Purchase Agreement, Registration Statement, and the Documents entered into in connection therewith (sometimes collectively referred to as the "Prior Agreements"). The Company also fully waives any offsets it may have with respect to the amounts owed under the Prior Agreements. Additionally, the Company represents, warrants and covenants that it has not, and at the time this release becomes effective will not have, sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions, or causes of action herein released.

                  l. INDEMNIFICATION. If (i) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement, the Prior Agreements or the Note, or if such the Investor impleaded in any such action, proceeding or investigation by any person, or (ii) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by the Securities and Exchange Commission, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement, the Prior Agreements or the Note, or if the Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company hereby agrees to indemnify, defend and hold harmless the Investor from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Investor, directly or indirectly, and reimburse such Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, the Company will reimburse the Investor for reasonable internal and overhead costs for the time of any officers or employees of the Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement, the Prior Agreements or the Note. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have (other than matters specifically addressed in the Registration Rights Agreement, which shall be governed solely by that agreement), shall extend upon the same terms and conditions to any affiliates of the Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investor, any such affiliate and any such person. The Company also agrees that neither the Investor nor any such affiliate, partner, director, agent, employee or controlling person shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement, the Prior Agreements or the Note, except as provided in or contemplated by this Agreement.

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                  m. NON PUBLIC INFORMATION. Each of the Company, its officers, directors, employees and agents has not in connection with the negotiation and execution of the Transaction documents and shall in no event disclose non-public information to Investor, advisors to or representatives of Investor, unless prior to disclosure of such information, the Company identifies such information as being non-public information and provides Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review.

                  5. TRANSFER AGENT INSTRUCTIONS.

                  a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Investor or its nominee and in such denominations to be specified by the Investor in connection with each conversion of the Preferred Stock. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Investor's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Investor provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Investor of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause
(2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Investor.

                  b. Subject to the provisions of this Agreement, the Company will permit the Investor to exercise its right to convert the Preferred Stock in the manner contemplated by the Certificate of Designation.

                  c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date (as defined in the Certificate of Designation) could result in economic loss to the Investor. As compensation to the Investor for such loss, the Company agrees to pay late payments to the Investor for late issuance of Shares upon conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond two (2) business days from the Delivery Date):

                                      Late Payment For Each $10,000
                                      of Stated Value or Dividend
         No. Business Days Late       Amount Being Converted
         ----------------------       -----------------------------

                  1                                     $100
                  2                                     $200
                  3                                     $300
                  4                                     $400
                  5                                     $500
                  6                                     $600
                  7                                     $700
                  8                                     $800
                  9                                     $900
                  10                                    $1,000
                  >10                                   $1,000 +$200 for each
                                                        Business Day Late beyond
                                                        10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Investor's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Investor. Furthermore, in addition to any other remedies which may be available to the Investor, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within two (2) business days after the Delivery Date, the Investor will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Investor shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

                  d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right, to require the Company to pay to the Converting Holder, in addition to the amounts due under Section 5(c) hereof (but in addition to all other amounts contemplated in other provisions of the Transaction Documents, and not in lieu of any such other amounts), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

                  e. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Investor and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Investor thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Investor by crediting the account of Investor's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

                  f. If, at any time (i) the Company challenges, disputes or denies the right of a holder of Preferred Stock to effect a conversion of the Preferred Stock into Common Stock or otherwise dishonors or rejects any Conversion Notice delivered in accordance with the terms of this Agreement or the Certificate of Designation, or (ii) any third party who is not and has never been an Affiliate of such holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority, which lawsuit, proceeding or claim seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of such holder to effect the conversion of the Preferred Stock into Common Stock, and the Company refuses to honor any such Conversion Notice, then such holder shall have the right, by written notice to the Company, to require the Company to promptly redeem the Preferred Stock as set forth in Section 7 of the Certificate of Designation (the "Mandatory Purchase Amount"); provided, however, that the Company shall have a period of sixty (60) days within which to (i) have the lawsuit or proceeding dismissed and honor the Conversion Notice, or (ii) raise the capital required to redeem the Mandatory Purchase Amount, as the case may be. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of such holder, including, but not necessarily limited to, reasonable legal fees and expenses, as and when incurred in connection with such holder's disputing any such action or pursuing such holder's rights hereunder (in addition to any other rights such holder may have hereunder or otherwise). The Mandatory Purchase Amount will be payable to such holder in cash within five (5) business days from the date such holder gives the Company written notice that it is exercising its rights under this paragraph, to the extent that the funds of the Company legally available for redemption are sufficient.

                  g. The holder of any Preferred Stock shall be entitled to exercise its conversion privilege with respect to the Preferred Stock notwithstanding the commencement of any case under 11 U.S.C. ss.101 ET SEQ. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Preferred Stock. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

                  h. The Company will authorize its transfer agent to give information relating to the Company directly to the Investor or the Investor's representatives upon the request of the Investor or any such representative , to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Investor in connection with a Notice of Conversion, or (ii) the number of outstanding shares of Common Stock of all stockholders as of a current or other specified date. The Company will provide the Investor with a copy of the authorization so given to the transfer agent.

                  6. CLOSING DATE.

                  a. The Closing Date shall occur on or before February 11, 2003.

                  7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The Investor understands that the Company's obligation to sell the relevant Preferred Stock to the Investor pursuant to this Agreement on the relevant Closing Date, unless waived by the Company, is conditioned upon:

                  a. The Investor's execution and delivery of this Agreement and the other Transaction Documents contemplated to be signed by the Investor;

                  b. Delivery by the Investor to the Company of good funds as payment in full of an amount equal to the Purchase Price for the relevant Preferred Stock in accordance with this Agreement;

                  c. The accuracy on such Closing Date of the representations and warranties of the Investor contained in this Agreement, each as if made on such date, and the performance by the Investor on or before such date of all covenants and agreements of the Investor required to be performed on or before such date;

                  d. Except to the extent contemplated by specific provisions of the Transaction Documents, there shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby to an extent materially greater than contemplated herein, or requiring any consent or approval which shall not have been obtained; and

                  8. CONDITIONS TO THE INVESTOR'S OBLIGATION TO PURCHASE.

                  The Company understands that the Investor's obligation to purchase the Preferred Stock on the relevant Closing Date, unless waived by the Investor, is conditioned upon:

                  a. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

                  b. Delivery by the Company to Investors the relevant Certificates in accordance with this Agreement;

                  c. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

                  d. Except to the extent contemplated by specific provisions of the Transaction Documents, there shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby to an extent materially greater than contemplated herein, or requiring any consent or approval which shall not have been obtained;

                  e. The trading of the Common Stock shall not have been suspended by the SEC or the NASDAQ Bulletin Board and trading in securities generally on The NASDAQ Bulletin Board shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The NASDAQ Bulletin Board, nor shall there be any outbreak or escalation of hostilities involving the United States, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Investor, impracticable or inadvisable to purchase the Preferred Stock; and

                  f. With respect to the Additional Closing Date,

                  (i) each of the Transaction Documents shall continue to be in full force and effect and be applicable, to the extent relevant, to the Additional Preferred Stock (and the Company's issuance of the Additional Preferred Stock shall constitute the Company's making a representation and warranty to such effect as of such date);

                  (iii) the representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects and there shall have been no material adverse change to the business, operations or financial condition or results of operation of the Company and its subsidiaries taken as a whole from the Initial Closing Date through and including the Additional Closing Date

                  (iv) Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by Investor in order for Investor to confirm the Company's satisfaction of the conditions set forth in this Section including, without limitation, a certificate in substantially the form and substance of Exhibit 8(i) hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

                  9. GOVERNING LAW: MISCELLANEOUS.

                  a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement OR ANY OF THE OTHER TRANSACTION DOCUMENTS and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.. To the extent determined by such court, the Company shall reimburse the Investor for any reasonable legal fees and disbursements incurred by the Investor in enforcement of or protection of any of its rights under any of the Transaction Documents.

                  b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  10. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served,(b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable courier service which provides evidence of delivery with charges prepaid, (d) transmitted by hand delivery, or (e) by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received)
(ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (iii) if by facsimile, upon confirmation of receipt by the recipient or confirmation of transmission in another manner provided in this SECTION 10. The addresses for such communications shall be:

                           IF TO THE COMPANY:
                           ------------------

                                    MARKLAND TECHNOLOGIES
                                    #207 - 54 Danbury Road
                                    Ridgefield, CT 06877
                                    ATTENTION: Ken Ducey, Jr.
                                    Tel No.: (203)894-9700

                           IF TO INVESTOR:
                           ---------------
                           Woodward LLC

                           At the address set forth on the signature page of this Agreement.

                           WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
                           ---------------------------------------------------

                                    Krieger & Prager, LLP
                                    39 Broadway, Suite 1440
                                    New York, New York 10006
                                    ATTENTION: Samuel M. Krieger, Esq.
                                    ---------
                                    Tel No.: (212) 363-2900
                                    Fax No: (212) 363-2999

Either party hereto may from time to time change its address or facsimile number for notices under this Section 10 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein).

                  11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Investor's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price and shall inure to the benefit of the Investor and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Investor by one of its officers thereunto duly authorized as of the date set forth below.

STATED VALUE OF PREFERRED STOCK:                     $170,000
                                                      -------

PURCHASE PRICE OF PREFERRED STOCK:                   $170,000

                             SIGNATURES FOR ENTITIES

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 11th day of February 2003.

                                    JAMES, LLC
                                    ----------------------------------------
Address

--------------------------------
                                    By:
                                       -------------------------------------
Telecopier No.                        (Signature of Authorized Person)
              ------------------
                                    ----------------------------------------
                                    Printed Name and Title
--------------------------------
Jurisdiction of Incorporation
or Organization

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

MARKLAND TECHNOLOGIES

By:
                  ----------------------------------------------------
                  Ken Ducey, Jr.
                  CFO
Date:             FEBRUARY 11, 2003